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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              BANK ONE Capital II
                             BANK ONE CORPORATION
           --------------------------------------------------------
           (Exact name of registrant as specified in their charter)

                Delaware                                APPLIED FOR
                Delaware                                 31-0738296
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

BANK ONE CORPORATION
1 Bank One Plaza
Chicago, Illinois                                          60670
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                         Name of Each Exchange on which
to be so Registered                         Each Class is to be Registered
-------------------                         ------------------------------

8.500% Preferred Securities                 New York Stock Exchange
issued by BANK ONE
Capital II (and the
Guarantee by BANK
ONE CORPORATION
with respect thereto)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X].

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [_].

Securities to be registered pursuant to Section 12(g) of the Act:

                                     Notes
--------------------------------------------------------------------------------
                               (Title of Class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

     The class of securities to be registered hereby consist of the 8.500% Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of BANK ONE Capital II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), together with the Preferred Securities Guarantee (the "Guarantee") by BANK ONE CORPORATION (the "Company"), a Delaware corporation, in favor of the holders of the Preferred Securities.

     For a description of the Preferred Securities, reference is made to the information set forth in the prospectus dated July 26, 2000, under the heading "Description of the Preferred Securities" and "Description of Preferred Securities Guarantees" and the information set forth in the prospectus supplement dated August 1, 2000 under the headings "Description of the Preferred Securities," "Description of Guarantee" and "Effect of Obligations Under the Junior Subordinated Debt Securities and the Preferred Securities Guarantee" filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) on August 3, 2000, which descriptions are incorporated herein by reference. The prospectus and prospectus supplement constitute part of the Registration Statement on Form S-3 (File No. 333-80903) filed by the Company and the Trust with the Commission. Definitive copies of the prospectus and the prospectus supplement describing the terms of the Preferred Securities have been filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference into this Registration Statement on Form 8-A.

Item 2.    Exhibits.

2.1 Amended and Restated Certificate of Trust of BANK ONE Capital II (incorporated herein by reference to Exhibit 4.29 to the Company's Current Report on Form 8-K dated August 14, 2000).

2.2 Amended and Restated Declaration of Trust dated as of August 8, 2000 used in connection with the issuance of the Preferred Securities (incorporated herein by reference to Exhibit 4.30 to the Company's Current Report on Form 8-K dated August 14, 2000).

2.3 Indenture for Junior Subordinated Debt Securities, between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture") (incorporated herein by reference to Exhibit 4(d) to the First Chicago NBD Corporation's Registration Statement on Form S-3 (File No. 333-15649)).

2.4 Fourth Supplemental Indenture to the Indenture, dated as of August 8, 2000 (incorporated herein by reference to Exhibit 4.28 to the Company's Current Report on Form 8-K dated August 14, 2000).

2.5  Form of Preferred Security (included in Exhibit 2.2).

2.6 Preferred Securities Guarantee Agreement, dated as of August 8, 2000 (incorporated herein by reference to Exhibit 4.31 to the Company's Current Report on Form 8-K dated August 14, 2000).
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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                       BANK ONE CAPITAL II


                                       By /s/ Charles W. Scharf
                                          --------------------------------------
                                          Name: Charles W. Scharf
                                          Title: Regular Trustee


                                       By /s/ M. Eileen Kennedy
                                          --------------------------------------
                                          Name: M. Eileen Kennedy
                                          Title: Regular Trustee


                                       By /s/ Laurence Goldman
                                          --------------------------------------
                                          Name: Laurence Goldman
                                          Title: Regular Trustee



                                       BANK ONE CORPORATION,
                                        Sponsor of the registrant and Guarantor
                                        under the Preferred Securities Guarantee


                                       By /s/ M. Eileen Kennedy
                                          --------------------------------------
                                          Name: M. Eileen Kennedy
                                          Title: Treasurer


Dated: August 15, 2000